Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games International, Inc. (Delaware)
MDI Entertainment, LLC (Delaware)
Scientific Games Products, Inc. (Delaware)
Scientific Games SA, Inc. (Delaware)
Sciplay Inc. (Delaware)
SG Gaming North America, Inc. (Nevada)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Products Australia Pty Ltd (Australia)
Scientific Games International GmbH (Austria)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games Brasil Ltda. (Brazil)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Scientific Games Canada Inc. (Ottawa, Canada)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games Latino America SpA (Chile)
Beijing Guard Libang Technology Co. Limited (China) (50%)
Scientific Games (China) Company Limited (China)
Shenzhen Leli (China) (50%)
Success Trader SZ (China) (50%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Germany GmbH (Germany)
Scientific Games Honsel GmbH (Germany)
Success Trader Technologies Limited (Hong Kong) (50%)
Scientific Games Kft. (Hungary)
Scientific Connections India Private Limited (India)
Interplay Gaming Ventures Ltd. (Ireland)
Scientific Games Holdings Limited (Ireland)
Scientific Games Worldwide Limited (Ireland)

Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Italy Investments SRL (Italy)
Scientific Connections SDN BHD (Malaysia)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Mexico, S. de R.L. de C.V. (Mexico)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games International Inc.-Indra Sistemas S.A. Union Temporal De Empresas (Spain) (51%)
Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Games Media Limited (UK)
Global Draw Limited (UK)
Knightway Promotions Limited (UK)
Scientific Connections Limited (UK)
Scientific Games Global Plus Limited (UK)
Scientific Games International Holdings LTD (UK)
Scientific Games International Limited (UK)
Scientific Games Europe SARL (Luxembourg)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games China Holdings Ltd. (Bermuda)
International Terminal Leasing (Bermuda) (50%)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Barcrest Group Limited (UK)
SG Gaming (RGL) Limited (UK)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Technology Limited (UK)
Scientific Games Services Italy S.R.L. (Italy)
PPC hf (Iceland)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Taiwan Limited (Taiwan)
SG Gaming Limited (UK)
Technology and Gaming Limited (UK)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games International, Inc. (Panama) (Panama)
Scientific Games Asia Services Pte. Ltd. (Singapore)

Scientific Games Ukraine LLC (Ukraine)
WMS Industries Inc. (Delaware)
WMS Gaming Inc. (Delaware)
Lenc-Smith Inc. (Delaware)
Williams Electronics Games, Inc. (Delaware)
WMS International Holdings Inc. (Delaware)
WMS Finance Inc. (Delaware)
WMS Asia Holdings Inc. (Delaware)
Williams Interactive LLC (Delaware)
Lenc Software Holdings LLC (Delaware)
Phantom EFX, LLC (Iowa)
WMS Gaming Africa (Pty) Ltd. (South Africa)
WMS Gaming Australia PTY Limited (Australia)
WMSGaming Mexico, S. de R.L. de C.V. (Mexico)
WMS Gaming (Canada) Ltd. (New Brunswick)
WMS Gaming (UK) Limited (England)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Alderney 1 Limited (Alderney)
WMS Alderney 2 Ltd. (Alderney)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Ltd. (Malta)
WMS International (Macau) Limited (Macau)
Williams Interactive (Canada) Ltd. (British Columbia)
WMS Gaming Solutions India Private Limited (India)
WMS Marketing UK Limited (UK)
Williams Interactive (Gibraltar) Limited (Gibraltar)
WMS Gaming Services Europe, S.L. (Spain)
Scientific Games Productions, LLC (Nevada)
Scientific Games Distribution, LLC (Nevada)
Scientific Games Turkey Sans Oyunlari Anonim Sirketi (Turkey)
SG Gaming Puerto Rico, LLC (Puerto Rico)
WMS Gaming Colombia S.A.S. (Colombia)
Shuffle Master International, Inc.(Nevada)
Shuffle Master Australia Pty Ltd.(Australia)
SHFL entertainment (Argentina) S.R.L.(Argentina)

SHFL entertainment (Mexico), S. de R.L. de C.V. (Mexico)
SHFL entertainment (Asia) Limited(Macau)
SHFL entertainment (Servicios), S. de R.L. de C.V. (Mexico)
BSHFL Holdings (Gibraltar) Limited (Gibraltar)
Bally Technologies Australia I Pty Ltd (Australia)
SHFL International, LLC (Nevada)
Shuffle Master Holding GmbH(Austria)
SHFL (Qingdao) Game Technology Company Limited (China)
Gaming Products Pty., Ltd. (Australia)
VIP Gaming Solutions Pty Limited (Australia)
Bally Gaming (Singapore) Pte Ltd. (Singapore)
SHFL entertainment (Austraslia) Holdings Pty Limited (Australia)
Bally Technologies Australia II Pty Ltd (Australia)
Shuffle Master Australasia Group Pty Ltd (Australia)
Stargames Pty Ltd (Australia)
Stargames Investments Pty Limited (Australia)
Stargames Australia Pty Limited (Australia)
Stargames Group Management Pty Limited (Australia)
Stargames Holdings Pty Limited (Australia)
Stargames Assets Pty Limited (Australia)
Austalasian Gaming Industries Pty Limited (Australia)
Bally Technologies ANZ Pty Limited (Australia)
Precise Craft Pty Limited (Australia)
SHFL entertainment (New Zealand) Pty Limited (New Zealand)
SHFL entertainment (Australasia) Property Pty Limited (Australia)
B.G.I. Australia Pty. Limited (Australia)
Bally Technologies Australia Pty. Ltd.(Australia)
SHFL entertainment (Gibraltar) Limited (Gibraltar)
SHFL Resources (Gibraltar) Limited (Gibraltar)
SHFL entertainment (Alderney) Limited (Alderney)
Shuffle Master Management - Service GmbH (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master GmbH & Co KG (Austria)
Card Shuffle Master Investments (Proprietary) Limited (South Africa)
Bally Technologies, Inc.(Nevada)
Alliance Holding Company (Nevada)

Casino Electronics, Inc. (Nevada)
Bally Gaming International, Inc. (Delaware)
Bally Gaming, Inc.(Nevada)
Bally Technologies Malta Limited (Malta)
Bally Gaming Africa (Proprietary) Ltd. (Republic of South Africa)
Bally Technologies India Private Limited (India)
Bally Gaming Canada Ltd. (New Brunswick)
Bally Gaming de Puerto Rico, Inc.(Puerto Rico)
Bally Gaming Hong Kong Limited (Hong Kong)
Bally Properties East, LLC (Nevada)
Bally Properties West, LLC (Nevada)
B.G.I. Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming GP, LLC (Nevada)
Bally Gaming LP, LLC (Nevada)
Bally Technologies Colombia SAS (Colombia)
Bally Gaming and Systems UK Limited (United Kingdom)
Compudigm Services, Inc. (Nevada)
Bally Gaming and Systems, S.A.(Uruguay)
SHFL Properties, LLC (Nevada)
Sierra Design Group (Nevada)
C.O.A.S. Company Ltd (Israel)
Bally Gaming Services, LLC (Nevada)
Bally Servicios, S. de R.L. de C.V. (Mexico)
Customized Games Limited (United Kingdom)
Arcade Planet, Inc.(California)
Dragonplay Ltd (Israel)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Gaming Netherlands II B.V.(Netherlands)
Bally Macau Limited (Macau)
Bally Gaming International GmbH (Germany)
Bally Gaming Netherlands I B.V.(Netherlands)
Bally Gaming Netherlands III B.V.(Netherlands)
Bally Gaming d.o.o.(Slovenia)
Bally Gaming and Systems (France)
Bally Technologies (Gibraltar) Limited (Gibraltar)
Bally Technologies Italy S.R.L. Unipersonale (Italy)

Bally Technologies New Zealand Limited (New Zealand)
Bally Technologies Singapore Pte. Ltd (Singapore)
Bally Technologies Spain, S.L.U.(Spain)
Importadora Bally Technologies Limitada (Chile)